SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 21, 1998




                               MOTHERS WORK, INC.
                 (Exact name of issuer as specified in charter)




          DELAWARE                    0-21196              13-3045573
  (State or Other Jurisdiction       Commission         (I.R.S. Employer
of Incorporation or Organization)    file number      Identification Number)


                              456 North 5th Street
                             Philadelphia, PA 19123
                    (Address of principal executive offices)


                                 (215) 873-2200
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

         On September 21, 1998 Mothers Work, Inc. (the "Company") announced that it will sell or close the remaining stores in its Episode(R) non-maternity bridge women's apparel business to eliminate the losses from that business. The Company has signed a definitive agreement to sell 24 of the 30 remaining Episode locations to The Wet Seal, Inc. for $2.8 million. The sale, subject to customary closing conditions including the receipt of required landlord consents and other third party approval, is expected to close on December 1, 1998. The Company will close the remaining 6 locations by December 31, 1998. Assuming that the transaction with The Wet Seal, Inc. is completed as planned, the Company expects to record a nonrecurring charge of $13.5 million in the fourth fiscal quarter for costs associated with the sale or closing of the Episode stores. The cash portion of the charge (approximately $5.1 million) is expected to be paid out through the first quarter of fiscal 1999. The Company expects to receive cash of approximately $7.5 million from the sale of Episode related inventory through October 1998. The Company expects to report a substantial operating loss for the fourth quarter and the fiscal year ended September 30, 1998 largely attributable to the Episode division.

         The Wet Seal, Inc. is a specialty retailer currently operating 418 stores in 42 states and Puerto Rico.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

        99.1 Press release dated September 21, 1998.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MOTHERS WORK, INC.


Date:  September 23, 1998                      By: /s/ Thomas Frank
                                                   ------------------
                                                   Thomas Frank, Chief
                                                   Financial Officer


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                                  EXHIBIT INDEX



Exhibit  No.               Description
------------               -----------

   99.1                    Press release dated September 21, 1998.